------------------------------------------------------------


                                TIME WARNER INC.,

                     TIME WARNER ENTERTAINMENT COMPANY, L.P.

                      AND THE TW PARTNERS SIGNATORY HERETO

                                       TO

                              THE BANK OF NEW YORK,

                                               TRUSTEE


              ----------------------------------------------------

                          SIXTH SUPPLEMENTAL INDENTURE

                         DATED AS OF SEPTEMBER 29, 1997

              ----------------------------------------------------







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



               SIXTH SUPPLEMENTAL INDENTURE dated as of September 29, 1997 among TIME WARNER INC., a corporation duly organized and existing under the laws of the State of Delaware ("Time Warner"), TIME WARNER ENTERTAINMENT COMPANY, L.P., a Delaware limited partnership ("TWE"), each of the other Persons signatories hereto (the "TW Partners") and THE BANK OF NEW YORK, a banking corporation duly organized and existing under the laws of New York, Trustee (the "Trustee").

                                    RECITALS

               Time Warner, TWE, the TW Partners and the Trustee have executed and delivered an Indenture dated as of April 30, 1992, as amended by a First Supplemental Indenture dated as of June 30, 1992, a Second Supplemental Indenture dated as of December 9, 1992, a Third Supplemental Indenture dated as of October 12, 1993, a Fourth Supplemental Indenture dated as of March 29, 1994, and a Fifth Supplemental Indenture dated as of December 28, 1994 (the "Indenture"), providing for, among other things, (i) the issuance from time to time of unsecured debentures, notes or other evidences of indebtedness (the "Securities"), to be issued in one or more series as provided in the Indenture and (ii) the guaranties of the Securities by the TW Partners (the "TW Partner Guaranties").

               Time Warner, TWE and each of the TW Partners have duly authorized the execution and delivery of this Sixth Supplemental Indenture to provide for the assumption of the obligations of Time Warner Operations Inc. ("TWOI") under its TW Partner Guaranty by Warner Communications Inc. ("WCI") upon consummation of the merger of TWOI with and into WCI.

               This Sixth Supplemental Indenture is being executed pursuant to and in accordance with Section 901 of the Indenture.

               All things necessary to make this Sixth Supplemental Indenture a valid and binding agreement of Time Warner, TWE and the TW Partners have been done.

               NOW, THEREFORE, WITNESSETH:

               For and in consideration of the premises and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                   ARTICLE ONE
                       INCORPORATION OF PREVIOUS DOCUMENTS

               SECTION 101.  INCORPORATION OF PREVIOUS DOCUMENTS.

               This Sixth Supplemental Indenture is a supplemental indenture within the meaning of the Indenture and shall be read together and shall have the same effect as though all the provisions thereof and hereof were contained in one instrument. Unless otherwise expressly provided, the provisions of the Indenture are incorporated herein by reference.

               SECTION 102.   DEFINITIONS.

               Unless otherwise provided herein, the terms used herein shall have the meanings ascribed to such terms in the Indenture.





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


                                                                               2



               SECTION 103.  GOVERNING LAW.

               This Sixth Supplemental Indenture, the Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

                                   ARTICLE TWO
           AMENDMENTS TO EXHIBIT A TO THE FIRST SUPPLEMENTAL INDENTURE

               Upon consummation of the merger of TWOI with and into WCI, WCI shall assume all of TWOI's obligations under its TW Partner Guaranty. After giving effect to the foregoing, Exhibit A to the First Supplemental Indenture shall be amended and restated in its entirety as set forth on Exhibit A hereto.

               This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

               IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed by their respective officers or agents, and their respective seals to be hereunto affixed and attested, all as of the day and year first above written.

[Corporate Seal]                       TIME WARNER INC.
Attest:



/s/ Susan A. Waxenberg                 By: /s/ Thomas W. McEnerney
---------------------------------      ----------------------------------
Assistant Secretary                    Name:   Thomas W. McEnerney
                                       Title:  Vice President



[Seal]                                 TIME WARNER ENTERTAINMENT
Attest:                                COMPANY, L.P.




/s/ Susan A. Waxenberg                 By: /s/ Thomas W. McEnerney
--------------------------------       ----------------------------------
Assistant Secretary                    Name:   Thomas W. McEnerney
                                       Title:  Vice President






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                                                                               3

                                       TW Partners
[Corporate Seal]                       -----------
Attest:                                American Television and Communications
                                        Corporation
                                       Warner Cable Communications Inc.
                                       Warner Communications Inc.
                                       Time Warner Operations Inc.



/s/ Susan A. Waxenberg                 By: /s/ Thomas W. McEnerney
--------------------------------       ----------------------------------
Assistant Secretary                    Name:   Thomas W. McEnerney
                                       Title:  Vice President


[Corporate Seal]                       THE BANK OF NEW YORK, Trustee
Attest:



                                       By:
--------------------------------       ----------------------------------
Assistant Secretary                    Name:
                                       Title:








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                                                                               3

                                       TW Partners
[Corporate Seal]                       -----------
Attest:                                American Television and Communications
                                        Corporation
                                       Warner Cable Communications Inc.
                                       Warner Communications Inc.
                                       Time Warner Operations Inc.




                                          By:
-----------------------------------       -------------------------------------
Assistant Secretary                       Name:   Thomas W. McEnerney
                                          Title:  Vice President



[Corporate Seal]                       THE BANK OF NEW YORK, Trustee
Attest:




/s/ Timothy Shea                          By: /s/ Remo J. Reale
-----------------------------------       -----------------------------------
Assistant Treasurer                       Name:   Remo J. Reale
                                          Title:  Assistant Vice President






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




STATE OF NEW YORK      )
                       :  ss.:
COUNTY OF NEW YORK     )

               On the 27th day of September, 1997, before me personally came Thomas W. McEnerney, to me known, who, being by me duly sworn, did depose and say that he is a Vice President of TIME WARNER INC., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.




                                       /s/ Elisa N. Sheridan
                                       _________________________________________

                                                 ELISA N. SHERIDAN
                                          Notary Public, State of New York
                                                 No. 31-4850509
                                           Qualified in New York County
                                          Commission Expires Feb. 17, 1998



STATE OF NEW YORK      )
                       :  ss.:
COUNTY OF NEW YORK     )

               On the 29th day of September, 1997, before me personally came Thomas W. McEnerney, to me known, who, being by me duly sworn, did depose and say that he is a Vice President of TIME WARNER ENTERTAINMENT COMPANY, L.P., the Delaware limited partnership described in and which executed the foregoing instrument; that he knows the seal of said limited partnership; that the seal affixed to said instrument is such seal; that it was so affixed by authority of the Board of Representatives or the Managing General Partners of said limited partnership, and that he signed his name thereto by like authority.




                                       /s/ Elisa N. Sheridan
                                       _________________________________________

                                                 ELISA N. SHERIDAN
                                          Notary Public, State of New York
                                                 No. 31-4850509
                                           Qualified in New York County
                                          Commission Expires Feb. 17, 1998

STATE OF NEW YORK      )
                       :  ss.:
COUNTY OF NEW YORK     )

               On the 29th day of September, 1997, before me personally came Thomas W. McEnerney, to me known, who, being by me duly sworn, did depose and say that he is a Vice President of American Television and Communications Corporation, Warner Cable Communications Inc., Warner Communications Inc. and Time Warner Operations Inc., some of the entities described in and which executed the foregoing instrument; that he knows the seal of said entities; that the seals affixed to said instrument are such entities' seals; that they were so affixed by authority of the appropriate Board of Directors or similar governing body of said entities; and that he signed his name thereto by like authority.




                                       /s/ Elisa N. Sheridan
                                       _________________________________________

                                                 ELISA N. SHERIDAN
                                          Notary Public, State of New York
                                                 No. 31-4850509
                                           Qualified in New York County
                                          Commission Expires Feb. 17, 1998




STATE OF NEW YORK      )
                       :  ss.:
COUNTY OF NEW YORK     )

               On the ____ day of September, 1997, before me personally came ________________, to me known, who, being by me duly sworn, did depose and say that he is the ____________ of THE BANK OF NEW YORK, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.




                                       _________________________________________

STATE OF NEW YORK      )
                       :  ss.:
COUNTY OF NEW YORK     )


               On the ____ day of September, 1997, before me personally came Thomas W. McEnerney, to me known, who, being by me duly sworn, did depose and say that he is a Vice President of American Television and Communications Corporation, Warner Cable Communications Inc., Warner Communications Inc. and Time Warner Operations Inc., some of the entities described in and which executed the foregoing instrument; that he knows the seal of said entities; that the seals affixed to said instrument are such entities' seals; that they were so affixed by authority of the appropriate Board of Directors or similar governing body of said entities; and that he signed his name thereto by like authority.







                                       _________________________________________




STATE OF NEW YORK      )
                       :  ss.:
COUNTY OF NEW YORK     )


               On the 29th day of September, 1997, before me personally came Remo J. Reale, to me known, who, being by me duly sworn, did depose and say that he is the A.V.P. of THE BANK OF NEW YORK, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                                       /s/ William J. Cassels
                                       _________________________________________

                                               WILLIAM J. CASSELS
                                         Notary Public, State of New York
                                                 No. 01CA5027729
                                            Qualified in Bronx County
                                       Certificate Filed in New York County
                                          Commission Expires May 16, 1998





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



                                                                       EXHIBIT A


                                                                             GUARANTEED
                                GUARANTOR                                    PERCENTAGE
                                ---------                                    -----------
American Television and Communications Corporation......................         40.73%
Warner Cable Communications Inc.........................................         14.39%
Warner Communications Inc...............................................         44.88%
                                                                                -------
                                                                                100.00%
                                                                                -------
                                                                                -------





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